UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2011

DG FASTCHANNEL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27644 (Commission File Number)	94-3140772 (IRS Employer Identification No.)

750 West Carpenter Freeway, Suite 700 Irving, Texas	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 581-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2011, Anthony J. LeVecchio notified the board of directors of DG Fast Channel, Inc (the “Company”) of his intention to resign his position as member of the board of directors and Chairman of the Audit Committee of the Company, effective June 30, 2011.  In recognition of Mr. LeVecchio’s service, prior to his resignation the Company issued 2,000 shares of Company stock, which vested immediately, and accelerated the vesting of 667 shares of restricted stock which were previously granted and not scheduled to vest until May, 2012.  The approximate combined fair value of both awards given to Mr. LeVecchio upon his departure is $83,000.

Also on June 30, 2011, the board of directors of the Company appointed Cecil H. (“C. H.”) Moore as a member of the board of directors of the Company, effective immediately.  Mr. Moore will replace Mr. LeVecchio as Chairman of the Audit Committee.

A press release announcing the resignation of Mr. LeVecchio and appointment of Mr. Moore is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Since 2003, C. H. Moore has served as a director of each of Kronos Worldwide, Inc. and NL Industries, Inc., both of which are listed on the NYSE.  Mr. Moore is a member of the Audit Committee for each of those two companies, serving as Chairman of the Audit Committee of Kronos Worldwide, Inc.  In addition, Mr. Moore is the Audit Committee Financial Expert for both boards.  From 2003 to 2009, Mr. Moore served as a director and Chairman of the Audit Committee of Perot Systems Corporation until it was taken private in late 2009.  In 2000, Mr. Moore retired from KPMG LLP after a 37-year career where he served in various capacities with the public accounting firm. During the last 10 years of his career, Mr. Moore was the Managing Partner of the Dallas/Fort Worth business unit, served as Southwest/Dallas Area Managing Partner, was elected to KPMG’s U. S. Board of Directors and served on the firm’s Management Committee. Prior to that time, Mr. Moore was partner-in-charge of the Dallas office audit practice for 12 years. During his career at KPMG, Mr. Moore worked with some of the largest public and private companies in Dallas, as an international liaison partner for numerous countries in the Middle East and India, and traveled extensively to those and other countries on client and KPMG business. Mr. Moore also served on numerous not-for-profit boards, including North Texas Commission, Circle Ten Boy Scouts of America, Dallas Opera, Dallas Citizens Council, United Way, and Dallas Chapter of Texas Society of CPAs. Mr. Moore has received numerous awards, including the Henry Cohen Humanitarian award and the Boy Scouts’ Silver Beaver award. Earlier in his career, Mr. Moore co-authored a major oil and gas accounting book, and served on SEC and FASB Task Forces for oil and gas accounting. Currently, Mr. Moore is a frequent speaker and panel participant on board and audit committee matters for the “Big 4” accounting firms and various law firms.

The board of directors believes that Mr. Moore’s financial expertise will bring valuable experience to the board and assist the Company with its global expansion and operational improvement initiatives.  The board also believes that Mr. Moore’s extensive leadership experience in senior management positions and on boards of directors brings valuable expertise to the board.

Mr. Moore will receive an annual retainer of $40,000, plus an additional $20,000 annual retainer as Chairman of the Audit Committee, consistent with the Company’s existing director compensation policy.  Mr. Moore was also granted 2,000 shares of restricted stock, which will vest one year after the grant date.

Mr. Moore has not previously held any positions with the Company and there have been no related person transactions between Mr. Moore and the Company.  Mr. Moore has no family relationships with any director or executive officer of the Company.  There are no other arrangements or understandings with Mr. Moore with respect to his appointment as a director.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release dated July 5, 2011 announcing the resignation of Mr. LeVecchio and appointment of Mr. Moore as members of the Company’s board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DG FASTCHANNEL, INC.

Date:	July 5, 2011	/s/ Omar A. Choucair
Omar A. Choucair
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 5, 2011 announcing the resignation of Mr. LeVecchio and appointment of Mr. Moore as members of the Company’s board of directors.